RENTAL AGREEMENT BETWEEN

K-NEWS BROADCASTING, INC.

AND

NEVADA MEDIA GROUP, INC.

RENTAL AGREEMENT BETWEEN
K-NEWS BROADCASTING, INC.
AND NEVADA MEDIA GROUP, INC.

TABLE OF CONTENTS

Page

EXHIBITS

	Title
A	BLM Lease
B	Legal Description of Premises
C	Effective Date Confirmation
D	Form of Subordination, Non-Disturbance and Attornment Agreement
E	Form of Memorandum of Rental Agreement

RENTAL AGREEMENT

THIS RENTAL AGREEMENT is made as of this 15th day of July, 2000, between **K-NEWS BROADCASTING, INC.**, a Nevada corporation, herein called "**Lessor**," and **NEVADA MEDIA GROUP, INC.**, a Nevada corporation, herein called "**Lessee.**"

WITNESSETH:

That for good and valuable consideration, Lessor and Lessee hereby agree and covenant as follows:

ARTICLE 1
Premises; Towers; Lessee's Covenant; Purchase of Fee Title

1.1 Premises

Lessor leases certain real property (the "**Premises**") in the County of Clark, State of Nevada from the United States Department of the Interior, Bureau of Land Management ("**BLM**") pursuant to Communications Use Lease Serial No. N-60841 (the "**BLM Lease**"), which expires August 26, 2017, a copy of which is attached hereto and incorporated herein by this reference as Exhibit A. The legal description of the Premises is set forth on Exhibit B attached hereto and incorporated herein by this reference. Lessor hereby rents to Lessee, and Lessee hereby rents from Lessor, the Premises on the terms and condition herein set forth. The effective date ("**Effective Date**") of this Rental Agreement shall be memorialized in a writing in the form attached hereto as Exhibit C.

1.2 Towers

Located on the Premises are five radio transmission towers and related improvements and equipment (collectively, the "**Towers**") used by Radio Station KNUU (the "**Station**"). The Towers were constructed by Lessor in accordance with the terms of a Purchase Agreement dated February 28, 1998, pursuant to which predecessor towers and other assests were sold by Lessor to Lessee. Pursuant to the terms of the Purchase Agreement, the Towers are the property of Lessee and this Rental Agreement is a rental of the real property comprising the Premises.

1.3 Lessee's Covenant

The BLM Lease permits the renting of space to Lessee pursuant to the BLM Lease. So long as this Rental Agreement is in effect, Lessee agrees that it will not violate any of the provisions of the BLM Lease or do anything which would cause a default under the BLM Lease. Breach of this provision which continues for ten (10) days following receipt of written notice from Lessor to Lessee shall be a breach and default under this Lease.

1.4 Purchase of Fee Title

Lessor or its affiliate intends to purchase the Premises from the BLM as soon as possible. At such time as Lessor or its affiliate becomes the fee owner of the Premises, this Rental Agreement shall be deemed amended so that it shall be a direct lease between the fee owner of the Premises and Lessee. In addition, the Initial Term of the Rental Agreement shall automatically be extended so as to expire on July 31, 2023. Further, the option to extend described in Article 17 hereof shall become effective.

ARTICLE 2
Term, Extension of Term, and Option to Extend

2.1 Initial Term

The initial term of this Rental Agreement shall commence on the Effective Date and shall expire on August 25, 2017 (the "**Initial Term**"). (The Initial Term and any Option Term herein referred to as the "**Term**".) Upon the Effective Date, the Lease Agreement made July 31, 1998, as amended, between Fossil Properties, LLC (as successor in interest to Robert A. Bernstein) and Lessee shall terminate.

2.2 Extension of Initial Term

Lessor hereby covenants that should the BLM Lease be in effect fourteen (14) months prior to the expiration of this Rental Agreement, it will apply for and use its reasonable best efforts to obtain an extension of the BLM Lease on the same conditions as in the original BLM Lease, and, should such extension on such terms be granted by BLM, the Initial Term of this Rental Agreement shall be extended to July 31, 2023.

2.3 Option to Extend

The provisions of Article 17, relating to the Lessee's option to extend this Rental Agreement, shall be applicable to the extent, and only to the extent that Lessor or its affiliate has (a) acquired fee title to the Premises; or (b) the BLM Lease has been extended beyond its original term. In the latter case, Lessee's right to extend this Rental Agreement shall be for a renewal period equal to the lesser of the remaining term of the extended BLM Lease or July 31, 2023.

ARTICLE 3
Rent

3.1 Base Rent

Effective from and after the Effective Date through and including July 31, 2000, Lessee agrees to pay to Lessor basic rent ("**Basic Rent**") of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per month. Each such monthly installment shall be due and payable on the first day of each and every month of term hereof. The rent shall be payable at such place as Lessor may designate from time to time, in writing.

3.2 Rental Increases

The Basic Rent payable during the two-year periods (the "**Rental Increase Periods**") beginning August 1, 2000 shall be increased (a "**Rental Increase**") for each such two-year period in proportion to the increase, if any, in the Consumer Price Index as published by the U. S. Department of Labor, Bureau of Labor Statistics (All Urban Consumers, U. S. City Average, All Items, 1982-1984=100), provided that each Rental Increase shall not exceed a rate of five percent (5%).

ARTICLE 4
Net Rental Agreement; Operating Expenses; Taxes

4.1 Net Lease

It is the intention of the parties and they hereby agree that this shall be an absolutely net Rental Agreement and the Lessor shall have no obligation to provide any service, perform any acts or pay any expenses, charges, obligations or costs of any kind whatsoever with respect to the Premises and Lessee hereby agrees to pay one hundred percent (100%) of any and all Operating Expenses and Taxes for the entire term of the Rental Agreement and any extensions thereof in accordance with specific provisions hereinafter set forth.

4.2 Operating Expenses

The term "**Operating Expenses**" shall include, but shall not be limited to, the total costs and expenses incurred in operating, maintaining, and repairing the Premises, including but not limited to, all utilities.

4.3 Taxes

(a) The term "**Taxes**" as used in this Section shall mean for each calendar year falling wholly or partially within the Term, all real estate taxes, assessments, water and sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseeable and unforeseeable concerning the Premises (including, without limitation, assessments for public improvements or benefits and interest on unpaid installments thereof), and each and every installment thereof shall or may during the Term be levied, assessed, imposed, become due and payable, or become liens upon or arising in connection with the use, occupancy or possession of or become due or be payable out of or for, the Premises, or any part thereof (including leasehold improvements, betterments and other permanent improvements). A tax bill or copy thereof submitted by Lessor to Lessee shall be conclusive evidence of the amount of Taxes or installments thereof. Lessee shall promptly pay all taxes and provide Lessor with satisfactory evidence of the payment thereof prior to such taxes becoming delinquent.

(b) Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation income or profit tax or capital levy that is or may be imposed

upon Lessor; provided, however, that if, at any time during the term of this Rental Agreement, the method of taxation prevailing at the execution of this Rental Agreement shall be altered so that there shall be levied, assessed or imposed (i) a tax or license fee imposed on Lessor which is otherwise measured by or based, in whole or in part, upon the Premises or any portion thereof, or (ii) any other tax or levy imposed, then the same shall be included in the computation of Taxes hereunder, computed as if the premises were the only property of Lessor subject thereto.

4.4 Insurance

Lessee shall obtain and pay for all insurance, including but not limited to public liability insurance for the Premises, as may be required by Lessor from time to time, and shall show the Lessor as the insured thereon. Lessee shall at all times keep such insurance in force and provide Lessor with the copies of said policies upon the initial purchase, each renewal thereof and at any time upon the written request of Lessor. The policies shall be in form and content reasonably satisfactory to Lessor, and shall provide that the coverages may not be modified or terminated except upon 30 days written notice to Lessor. If the Lessee fails to deliver a copy of any policy to Lessor, then Lessor may, at his option, obtain insurance coverage and all amounts expended by Lessor for such insurance shall be deemed additional rent and shall be due and payable upon written notice to Lessee.

ARTICLE 5
Failure to Pay or Perform; Legal Expenses

5.1 Failure to Pay or Perform; Late Payment Fee

(a) If Lessee at any time shall fail to pay any Operating Expenses, Taxes, assessments or liens, or shall fail to make any payment, perform any act or keep any covenant required by this Rental Agreement to be made or performed by it, Lessor, without waiving or releasing Lessee from any obligation or default under this Rental Agreement, may, at his option at any time thereafter, make such payment or perform such act for the account and at the expense of Lessee. All sums so paid by Lessor and all costs and expenses so incurred shall constitute additional rent payable by Lessee under this Rental Agreement and shall be paid by Lessee to Lessor upon demand. If not paid on demand, such amounts shall be subject to late charges, calculated as for unpaid rent, as hereinafter set forth.

(b) If any rental payment due hereunder is late by more than ten (10) days, a late payment charge equal to an amount calculated at the rate of nine percent (9%) per annum on the portion of rent in arrears shall be paid from the tenth (10th) day onward to the date of payment. Such late payment fee shall constitute additional rent under this Rental Agreement and shall be paid by Lessee to Lessor on demand.

5.2 Legal Expenses

If suit shall be brought for recovery of possession of the Premises, and/or the recovery of rent or any other amount due under provisions of this Rental Agreement, or because of the breach of any other covenant herein contained on the part of the Lessee to be kept or performed, the Lessor shall be entitled to recover from the Lessee all expenses incurred therefor, including reasonable attorneys' fees to the maximum extent permitted by law and such expenses shall be deemed additional rent.

ARTICLE 6
Default

6.1 Default

The happening of any one or more of the following events shall constitute default hereunder: Lessee shall (i) fail to pay any installment of rent when due; (ii) admit in writing its inability to pay its debts as they become due; (iii) file a petition in bankruptcy or for reorganization, liquidation or dissolution under the Bankruptcy Code or any other similar federal or state statute or regulation or file a pleading asking for such relief; or (iv) make an assignment for the benefit of creditors; or (v) consent to the appointment of a trustee, receiver or liquidator; or (vi) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (vii) be subject to any proceeding or suffer the entry of a final and non-appealable court order under any law appointing a receiver, trustee or liquidator for all or a major part of its property or ordering the winding up or liquidation of its affairs or proving a petition filed against it under the Bankruptcy Code which is not dismissed within thirty days after the date of entry or commencement; or (viii) suffer a writ or warrant of attachment or any similar process against all or any substantial portion of its property which is not contested, stayed or released within thirty days after the final entry or levy or after any contest is finally adjudicated or any stay is vacated or set aside; (ix) fail to observe or perform any other covenant, obligation, provision or agreement on its part expressed herein; or (x) vacate or abandon the Premises for a period of thirty (30) days. With respect to defaults under subsection (ix) of this section, Lessee shall not be deemed to be in default and Lessor shall not be entitled to exercise his rights unless and until Lessor shall have notified Lessee in writing of such default and Lessee shall have failed to cure or commence in good faith to cure the default within ten (10) days after the date of such notice.

6.2 Remedies

In the event of default by Lessee, Lessor shall have the right, at its option then or at any time thereafter, to take any one or more of the following actions:

(a) Terminate this Rental Agreement and reenter and take possession of the Premises;

(b) Without terminating this Rental Agreement, reenter and relet the Premises or parts thereof under such terms and conditions as the Lessor may deem advisable, with the right to make alternations and repairs to the Premises. No such

reentry shall be construed as an election by Lessor to terminate the Rental Agreement or to relieve the Lessee of its obligation to pay rent, including additional rent, or any of its other obligations under this Rental Agreement, less the net proceeds, if any, of any reletting of the Premises after deducting all of the Lessor's reasonable expenses in or in connection with such reletting. Having elected to reenter without terminating this Rental Agreement the Lessor may, by notice to the Lessee given at any time thereafter while the Lessee is in default hereunder, elect to terminate this Rental Agreement.

(c) Take whatever action at law or in equity may appear necessary or appropriate to collect the amounts then due and thereafter to become due or to enforce performance and observation of any obligations, agreements or covenants of the Lessee under this Rental Agreement.

Failure by Lessor to enforce one or more of the remedies provided for herein shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions and covenants herein contained. No term or condition of this Rental Agreement required to be performed by Lessee, and no breach thereof shall be waived, altered or modified except by the written consent of Lessor. All expenses incurred by Lessor in connection with the collection and/or enforcement of any rights under this Rental Agreement by the Lessor shall be deemed additional rent.

ARTICLE 7
Hold Harmless

Lessee will indemnify Lessor, and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of fire, personal injury and/or damage to property arising from and out of any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, lessees, or concessionaires. In case Lessor shall be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall provide counsel in such litigation, or shall pay, at Lessor's option, all costs, expenses and reasonable attorneys' fees incurred or paid by Lessor in connection with such litigation. All such amounts owed by Lessee to Lessor hereunder shall be deemed additional rent.

ARTICLE 8
Notice of Claim or Suit

Lessee agrees to give notice promptly to Lessor of any claim, action, proceeding or suit instituted or threatened against the Lessor or Lessee by reason of this Rental Agreement or Lessee's occupancy of the Premises.

ARTICLE 9
Maintenance

9.1 Lessee's Obligations

Lessee shall, at all times, keep the Premises, and every part thereof, in good condition and repair.

9.2 Liens

Lessee shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Premises, and should any such lien be made or filed, Lessee shall bond against or discharge the same within thirty (30) days after any such lien is made or filed.

ARTICLE 10
Quiet Enjoyment

Upon payment by Lessee of the rent herein provided, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peacefully and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Lessor or any other person or person lawfully or equitably claiming by, through, or under the Lessor, subject nevertheless, to the terms and conditions of this Rental Agreement.

ARTICLE 11
Right of Entry

Lessor or Lessor's agent shall have the right to enter the Premises at all reasonable times to examine the same.

ARTICLE 12
Assignment and Subletting

Lessee agrees that it shall not mortgage, assign, or otherwise encumber the Rental Agreement or sublet the Premises or any portion thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. In no event shall any such assignment or subletting release Lessee from any of its obligations or liabilities under this Rental Agreement. Lessee may assign this Rental Agreement, without Lessor's prior written consent, to any corporation or other entity which is directly controlled by or under common control with Lessee.

ARTICLE 13
Eminent Domain

If all or substantially all of the Premises shall be taken by any public authority under the power of eminent domain, then the term of this Rental Agreement shall cease as of the day possession shall be taken by such public authority, and the rent shall be adjusted as of that day.

If less than substantially all of the Premises shall be taken under eminent domain, Lessee or Lessor shall have the right to terminate this Rental Agreement or to continue the Rental Agreement as to the remainder of the Premises, and both shall notify the other in writing within ten days after such taking of their election. In the event Lessor and Lessee elect to keep the Rental Agreement in force, all of the terms herein provided shall continue in effect, except that the annual rent shall be reduced in proportion to the amount of the Premises taken.

All damages awarded for such taking under the power of eminent domain whether for the whole or a part of the Premises shall belong to and be the property of the Lessor whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises.

The term **"eminent domain"** shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

ARTICLE 14
Use of Premises/Alterations

It is understood and agreed between the parties hereto that the Premises, during the continuance of this Rental Agreement, shall be used and occupied only for a radio transmitting station with five (5) towers. Lessee agrees to conduct its activities thereon at all times in a reputable manner. Lessee shall promptly comply with all laws, ordinances and lawful orders, rules and regulations affecting the Premises, and the cleanliness, safety, occupation and use of same. Lessee agrees that it will conduct its business in a lawful manner and in good faith. Lessee shall make no alterations or additions, to or about the Premises, the cost of which exceed $50,000 in any one calendar year, without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

ARTICLE 15
Subordination

Nothing herein shall empower Lessee to do any act which may or shall cloud or encumber the Lessor's interest in the Premises. Lessee's rights are and shall always be subordinate to the lien of any encumbrances, or mortgages now or hereafter placed by Lessor or any affiliated entities upon the land in which the Premises are located or any underlying leasehold estate and to all advances made or hereafter to be made upon the security thereof, provided the mortgagees thereof are bona fide independent third party lenders providing loans on

the property on arms length terms, and Lessee agrees and covenants to execute such further instruments subordinating this Rental Agreement to the lien or liens of any such mortgage or encumbrances or to any such underlying lease or leases as shall be requested by the Lessor. If there is, as of the commencement of the Term of this Rental Agreement, or will be, any lease, mortgage or deed of trust in effect with respect to the Premises, or any portion or portions thereof, which would thereby be superior to this Rental Agreement, Lessor shall use its best commercially reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement duly executed on behalf of Lessor, Mortgagee and Lessee substantially in the form of Exhibit D hereto; provided Lessor's "best commercially reasonable efforts", as used herein, shall not require it to accept terms which are adverse to the terms of other financing which does not obligate the Lender to provide such a non-disturbance agreement.

ARTICLE 16
Notices

Whenever under this Rental Agreement a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice is in writing and sent via registered or certified mail, postage prepaid, to the following addresses:

To Lessee at: Ronald E. Cohen
Nevada Media Group
4800 N. Central Avenue
Phoenix, Arizona 85012

To Lessor at: Robert A. Bernstein
K-NEWS Broadcasting, Inc.
4600 Madison, Ste. 1500
Kansas City, Missouri 64112

Any notice hereunder shall be deemed received two (2) days after mailed as set forth above.

ARTICLE 17
Renewal

17.1 Option to Extend

Subject to the provisions of Article 2, Lessor hereby grants to Lessee one (1) option (the "**Option**") to extend the Term of this Rental Agreement for a period of twenty-five (25) years (the "**Option Period**"), which Option shall be exercisable only by written notice delivered by Lessee to Lessor as provided below, provided that, as of the date of delivery of such notice, Lessee is not in default under this Rental Agreement and has never been in default under the terms of the Rental Agreement (whether or not such default was waived or cured). Upon the proper exercise of the Option, and provided Lessee is not in default under this Rental Agreement,

the Term of the Rental Agreement shall be extended for the Option Period, again subject to the limitations set forth in Section 2.3.

17.2 Option Exercise

The Option shall be exercised by Lessee, if at all, and only in the following manner: Lessee shall deliver written notice to Lessor not more than fourteen (14) months nor less than sixty (60) days prior to the expiration of the Term of the Rental Agreement. If Lessee fails to deliver such notice to Lessor, the Rental Agreement shall continue on a year-to-year basis but in no event later than the term of the BLM Lease.

ARTICLE 18
Lessor's Right to Relocate

18.1 Prior Relocation; Acceptance

Prior to the Effective Date, Lessor and/or an affiliate caused the Towers to be constructed on the Premises in accordance with the terms of that certain Lease Agreement between Lessee and Fossil Properties, LLC (**"Fossil"**), as successor Lessor to Bernstein. Reference is made to Paragraph 18.1 of the Lease Agreement for a description of the obligations of Lessor, Bernstein and Fossil with respect to the relocation and construction described therein. By continuing to transmit the Station's signal from the Towers following receipt of the FCC's final authorization for the continued transmission without further modification or condition, Lessee acknowledges that the Towers have been constructed in accordance with the FCC Application, as such term is defined in the foregoing Lease Agreement. Any and all warranties or representations with respect to the performance of the Towers or the signal therefrom are expressly disclaimed by Lessor, Fossil and Bernstein.

18.2 Subsequent Relocation

Lessor shall have the right, upon two (2) years prior written notice to Lessee, to relocate the Towers (a **"Subsequent Relocation"**) used in connection with the Station to an alternate location, subject to the limitations contained herein, and conditioned upon the FCC's approval of a Subsequent Relocation. This Rental Agreement shall continue under the same terms and conditions, including this Article 18. A Subsequent Relocation of the Towers shall only be permitted if the alternate location provides the Station with broadcast coverage equal or greater to that provided at the Premises. A Subsequent Relocation of the Towers, including the procurement of any licenses or consents required by the FCC, shall be at Lessor's sole cost and expense and Lessor shall be responsible for any damages to the Towers or other relocated equipment incurred during or as a result a Subsequent Relocation. Lessor shall be responsible for damages directly related to interference to the operation of the Station as a result of a Subsequent Relocation. Lessee shall cooperate in obtaining such approvals by filing all necessary applications for a Subsequent Relocation, including an FCC construction permit.

Prior to a Subsequent Relocation of the Towers, Lessor shall comply with and satisfy all of the following:

(a) Lessor shall submit all plans, designs and specifications for the Towers and the related transmission and other facilities associated therewith to Lessee for Lessee's written approval;

(b) Lessor shall obtain (*at Lessor's sole cost and expense*) the written approvals of all federal, state and local agencies for which approval is necessary or, in Lessor's judgment, desirable, and Lessor shall deliver to Lessee written proof of such approvals;

(c) all of such installations, modifications and changes shall (a) conform with Lessor's design and specifications approved by Lessee, including weight and wind load requirements, and (b) be in compliance with all applicable local, state and federal, rules, orders and regulations, including but not limited to all state and local zoning requirements and Federal Aviation Administration ("**FAA**") and FCC specifications, and Lessor shall deliver to Lessee written proof of compliance with all such laws, rules, orders, regulations, requirements and specifications; and

(d) Lessee's approvals and consents required hereunder may not be unreasonably withheld or delayed. In the event Lessee fails to respond to Lessor's written request for approval or consent within thirty (30) days after receipt thereof. Lessee shall be deemed to have given its consent or approval as requested.

ARTICLE 19
Signage

Lessee may place signs in and about the Premises provided such signs are approved in writing by the Lessor prior to installation. Prior to termination of this Rental Agreement, Lessee will remove all signs and concurrently repair any damage caused by said removal. The size and dimensions of any such sign placed by Lessee will comply with all appropriate regulations of the City of Las Vegas, Nevada or other entities having jurisdiction thereof.

ARTICLE 20
Paragraph Headings

The captions, section numbers, article numbers, and index, if any, appearing in this Rental Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of such sections or articles of this Rental Agreement, or in any way affect this Rental Agreement.

ARTICLE 21
Holding Over

Any holding over after the expiration of the term hereof, with the written consent of the Lessor, shall be construed to be a tenancy from year to year at the rents herein specified

(prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

ARTICLE 22
Pole Attachment Contract with Nevada Power Company

Reference is made to a Pole Attachment Contract between Lessee, Lessor and Nevada Power Company (the "**NPC Agreement**") pursuant to which Lessee rents space on power poles owned by Nevada Power Company ("**NPC**") located on the Premises for certain shields installed thereon.

ARTICLE 23
Miscellaneous

23.1 Termination

The Lessee covenants and agrees with the Lessor that at the termination of this Rental Agreement, the Lessee will peaceably and quietly deliver possession of the Premises to the Lessor.

23.2 Further Assurances

Lessee shall, without charge at any time from time to time hereafter, within five (5) days after written request of the Lessor, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request:

(a) As to whether this Rental Agreement has been supplemented or amended and, if so, the substance and manner of such supplement or amendment;

(b) As to the validity and force and effect of this Rental Agreement; in accordance with its tenor as then constituted;

(c) As to the existence of any default thereunder;

(d) As to the existence of any offsets, counterclaims, or defenses thereto on the part of such other party;

(e) As to the commencement and expiration dates of the term of this Rental Agreement; and

(f) As to any other matters as may reasonably be requested.

Any such certificates may be relied upon by the party who requested it and any other person, firm, or corporation to whom the same may be delivered, and the contents of such certificate shall be binding on the party executing same.

23.3 Covenants Running with Land

All covenants, promises, conditions, and obligations herein contained or implied by law are covenants running with the land and shall attach and bind and inure to the benefit of the Lessor and Lessee and their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

23.4 Successors

The provisions, covenants and conditions of this Rental Agreement shall bind and inure to the benefit of the several respective heirs, executors, administrators, successors and assigns of the said parties. No rights, however, shall inure to the benefit of any assignee of Lessee, unless the assignment to such assignee has been approved by the Lessor in writing.

23.5 Representation of Lessee as to Legal Status

In the event Lessee hereunder shall be a corporation, the persons executing this Rental Agreement on behalf of Lessee hereby covenant and warrant that Lessee is a corporation qualified to do business in the State of Nevada; all franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due; and those persons executing this Rental Agreement on behalf of Lessee are duly qualified and authorized to bind, and in fact do bind, the corporation.

23.6 Attornment

At the option of the holder of any mortgage affecting the Premises, Lessee agrees that no foreclosure of a mortgage affecting the Premises, or the institution of any suit, action, summary or other proceeding against the Lessor herein, or any successor Lessor, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Rental Agreement or the obligation of the Lessee hereunder, and upon the request of the holder of any such mortgage, Lessee covenants and agrees to execute an instrument in writing satisfactory to such party or parties or to the purchaser of the mortgaged premises in foreclosure whereby Lessee attorns to such successor in interest.

23.7 No Recording

At such time as Lessor acquires fee simple title to the Premises, Lessor shall also deliver an executed short form memorandum of this Rental Agreement substantially in the form attached as Exhibit E modified only to the extent necessary to make it suitable for recording in the jurisdiction where the Premises are located. Either Lessor or Lessee may, if it so desires, record such memorandum at its own cost and expense. In no event, however, shall this Rental Agreement be recorded, without prior written consent of Lessor.

23.8 <u>Governing Law</u>

This Rental Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. If any provisions of this Rental Agreement or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Rental Agreement shall not be affected thereby and each provision of the Rental Agreement shall be valid and enforceable to the fullest extent permitted by the law.

23.9 <u>Entire Agreement</u>

This Rental Agreement and the Exhibits attached hereto sets forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them with respect to the Premises, other than those herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to the Rental Agreement shall be binding upon Lessor or Lessee, unless reduced to writing and signed by each party. This Rental Agreement may be executed in counterparts and taken together, such counterparts shall be deemed to be one and the same agreement.

(The remainder of this page left intentionally blank)

IN WITNESS WHEREOF, Lessor and Lessee have signed this Rental Agreement as of the day and year first above written.

LESSOR:

K-NEWS BROADCASTING, INC.

By: ______________________________
Name: Robert A. Bernstein
Title: President

NEVADA MEDIA GROUP, INC.

By: ______________________________
Name: Ronald Cohen
Title: President

IN WITNESS WHEREOF, Lessor and Lessee have signed this Rental Agreement as of the day and year first above written.

LESSOR:

K-NEWS BROADCASTING, INC.

By:____________________________
Name: Robert A. Bernstein
Title: President

NEVADA MEDIA GROUP, INC.

By: ____________________________
Name: Ronald Cohen
Title: President

EXHIBT A

(BLM LEASE)

Form 2800-18
(October 1996)

UNITED STATES
DEPARTMENT OF THE INTERIOR
BUREAU OF LAND MANAGEMENT

COMMUNICATIONS USE LEASE

Issuing Office: Las Vegas District

Serial Number: N-60841

KNEWS BCST Inc. (Lessee Name) of 2001 E. Flamingo (Billing Address - 1)

(Billing Address - 2) Las Vegas (City) NV (ST) 89119 (Zip Code)

THIS LEASE, dated this ______ day of ______, 19___, by and between the UNITED STATES OF AMERICA, acting through the Bureau of Land Management, Department of the Interior (hereinafter called the "United States" or "Bureau of Land Management"), as authorized by the Act of October 21, 1976, (90 Stat. 2743; 43 U.S.C. 1701, et seq.), and KNEWS BCST Inc. ______, its agents, successors, and assigns (hereinafter called the "Lessee").

The United States and the Lessee are jointly referred to herein as the "Parties." As used herein, the "Authorized Officer" refers to the Bureau of Land Management official having the delegated authority to execute and administer this lease. Generally, unless otherwise indicated, such authority may be exercised by the Area Manager or District Manager for the public lands wherein the following described lands are located.

The United States, for and in consideration of the terms and conditions contained herein and the payment to the United States of a rental in advance by the Lessee, does hereby grant to the Lessee a lease for the following described lands in the County of Clark, State of Nevada: T. 22 S., R.60 E., Sec. 26 (see attached legal) (Legal Description) (hereinafter called the "Property"). The Lessee accepts this lease and possession of the property, subject to any valid existing rights, and agrees not to use the property, or any part thereof, except as a site for only the construction, operation, maintenance, and termination of a communications facility.

The location of the property is shown generally on the site plan dated 3/97 for the KNEWS BCST ______ Communications Site which is attached and made part hereof as Exhibit A.

The dated and initialed exhibit(s), attached hereto, are incorporated into and made a part of this instrument as fully and effectively as if they were set forth herein in their entirety.

The parties agree that this lease is made subject to the following terms and a conditions.

I. Tenure, Renewal and Transferability

A. This lease will terminate at one minute after midnight on August 26 2017. Termination at the end of the lease term occurs by operation of law and does not require any additional notice or documentation by the Authorized Officer. This lease is not renewable; but the Lessee has the right to request a new lease pursuant to paragraph "C" below.

B. The Lessee will undertake and pursue with due diligence construction and operation that is authorized by this lease. To the extent specified in Exhibit B, operation will commence on ______ (Date).
This lease will terminate if operation does not commence by that date, unless the parties agree in writing, in advance, to an extension of the commencement date.

C. If the Lessee desires a new lease upon termination of this lease, the Lessee must notify the authorized Officer accordingly, in writing. The notice must be received by the Authorized Officer at least one year prior to the end of the lease term. The Authorized Officer will determine if the use should continue and, if it is to continue, if a new lease should be issued to the Lessee and under what conditions. The Authorized Officer will require payment of any amounts owed the United States under any Bureau of Land Management authorization before issuance of another authorization.

D. This lease is assignable with prior written approval of the Authorized Officer. Renting of space does not constitute an assignment under this clause.

II. Rental

A. The Lessee must pay in advance an annual rental determined by the Authorized Officer in accordance with law, regulation, and policy. The annual rental will be adjusted by the Authorized Officer to reflect changes in fair market value, annual adjustments using the Consumer Price Index-Urban (CPI-U), changes in tenant occupancy, or phase-in of rental, if applicable.

B. After the initial rental period, rental payments are due at the close of the first business day after January 1 of each calendar year for which a payment is due. Payments due the United States for this use must be deposited at 4765 Vegas Dr. LV NV. 8910 in the form of a check or money order payable to the Bureau of Land Management, DOI. Credit card payments (VISA and MasterCard) can be made in person, through the mail, or by

(Continued on reverse)

telephone. This lease will terminate automatically if accrued rent is not received by the Bureau of Land Management within 90 calendar days after the initial due date for the payment of such rent.

C. Pursuant to the regulations at 4 CFR Part 102.13, an interest charge will be assessed on any amount due but not received by the due date. Interest will accrue from the date the payment was due. Administrative costs will also be assessed in the event that two or more billing notices are required for unpaid accounts. In addition, an administrative penalty at a percentage rate prescribed by law or regulation will be assessed for failure to pay any portion of the debt that is more than 90 days past due. This paragraph survives the termination of this lease, regardless of cause.

Other late fee charges may be assessed in accordance with standard BLM accounting procedures and policy.

D. Disputed rentals are due and payable on or before the due date.

III. Responsibilities of the Lessee

A. The Lessee is authorized to rent space and provide other services to customers and/or tenants and may charge each customer/tenant a reasonable rental without discrimination for the use and occupancy of the facilities and services provided. The Lessee **must** impose no unreasonable restrictions nor any restriction restraining competition or trade practices. By October 15th of each year, the Lessee **must** provide the Authorized Officer a certified statement, listing all tenants and customers, by category of use, located within the facility on September 30th of that year.

B. All development, operation and maintenance of the authorized facility, improvements, and equipment located on the property must be in accordance with stipulations in the communications site plan approved by the Authorized Officer. If required by the Authorized Officer, all plans for development, layout, construction, or alteration of improvements on the property as well as revisions of such plans, **must** be prepared by a licensed engineer, architect, and/or landscape architect. Such plans **must** be approved in writing by the Authorized Officer before commencement of any work. After completion, as-built plans, maps, surveys, or other similar information will be provided to the Authorized Officer and appended to the communications site plan.

C. The Lessee **must** comply with applicable Federal, State, county, and municipal laws, regulations and standards for public health and safety, environmental protection, siting, construction, operation, and maintenance in exercising the rights granted by this lease. The obligations of the Lessee under this lease are not contingent upon any duty of the Authorized Officer, or other agent of the United States, to inspect the premises. A failure by the United States, or other governmental officials, to inspect is not a defense to noncompliance with any of the terms or conditions of this lease. Lessee waives all defenses of laches or estoppel against the United States. The Lessee **must** at all times keep the title of the United States to the property free and clear of all liens and encumbrances.

D. Use of communications equipment is contingent upon the possession of a valid Federal Communications Commission (FCC) or Director of Telecommunications Management/Interdepartmental Radio Advisory Committee (DTM/IRAC) authorization, and the operation of the equipment is in strict compliance with applicable requirements of FCC or IRAC. A copy of each applicable license or authorization **must** at all times be maintained by the Lessee for each transmitter being operated. The Lessee **must** provide the Authorized Officer, when requested, with current copies of all licenses for equipment in or on facilities covered by this lease.

E. The Lessee **must** ensure that equipment within his or her facility (including tenant and customer equipment) operates in a manner which will not cause harmful interference with the operation of existing equipment on or adjacent to the communications site. If the Authorized Officer or authorized official of the Federal Communications Commission (FCC) determines that the Lessee's use interferes with existing equipment, the Lessee **must** promptly take the necessary steps to eliminate or reduce the harmful interference to the satisfaction of the Authorized Officer or FCC official.

F. When requested by the Authorized Officer, the Lessee must furnish technical information concerning the equipment located on the property.

IV. Liabilities

A. The Lessee assumes all risk of loss to the authorized improvements.

B. The Lessee **must** comply with all applicable Federal, State, and local laws, regulations, and standards, including but not limited to, the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Control, and Liability Act, 42 U.S.C. 9601 et seq., and other relevant environmental laws, as well as public health and safety laws and other laws relating to the siting, construction, operation, and maintenance of any facility, improvement, or equipment on the property.

C. The Lessee **must** indemnify, defend, and hold the United States harmless for any violations incurred under any such laws and regulations or for judgments, claims, or demands assessed against the United States in connection with the Lessee's use or occupancy of the property. The Lessee's indemnification of the United States **must** include any loss by personal injury, loss of life or damage to property in connection with the occupancy or use of the property during the term of this lease. Indemnification must include, but is not limited to, the value of resources damaged or destroyed; the costs of restoration, cleanup, or other mitigation; fire suppression or other types of abatement costs; third party claims and judgments; and all administrative, interest, and other legal costs. This paragraph survives the termination or revocation of this lease, regardless of cause.

D. The United States has no duty, either before or during the lease term, to inspect the property or to warn of hazards and, if the United States inspects the property, it will incur no additional duty nor any liability for hazards not identified or discovered through such inspections. This paragraph survives the termination or revocation of this lease, regardless of cause.

E. The Lessee has an affirmative duty to protect from damage the land, property, and interests of the United States.

User notes for optional clause E(1)

1. Use clause E(1) in conjunction with clause E in situations in which the Authorized Officer determines that the risk to public lands, resources, or interest is greater than the Lessee's assets or ability to correct.

2. If Lessee is a State or political subdivision thereof and such entity has statutory or constitutional authorities limiting the amount of liability or indemnification payable, the Authorized Officer *must* prepare a risk assessment to determine the United State's use or occupancy. If the Authorized Officer determines, through the risk assessment that the potential for injury, loss, or damage caused by the State's use or occupancy is in excess of the State's liability limitation, the State *must* procure, as a requirement to be fulfilled before execution of this lease, insurance (see below), and name the United States, together with the State, as an insured on the policy(ies), in the amount determined in the risk assessment that exceeds the State's liability limitation.

E1. The Lessee must maintain $ 0 worth of insurance coverage, naming the United States additionally insured on the policy(ies), to partially fund the indemnification obligations of the Lessee for any and all losses due to personal injury, loss of life, or property damage, including fire suppression and hazardous waste costs. The Lessee must furnish proof of insurance (such as a surety bond, or certificate of insurance) to the Authorized Officer prior to execution of this lease and verify annually, and in writing, the insurance obligation to the Authorized Officer. The Authorized Officer may allow the Lessee to replace, repair, restore, or otherwise undertake necessary curative actions, to the satisfaction of the Authorized Officer, in order to mitigate damages in addition to or as an alternative to monetary indemnification.

F. In the event of any breach of the lease by the Lessee, the Authorized Officer may, on reasonable notice, cure the breach for the account at the expense of the Lessee. If the Bureau of Land Management at any time pays any sum of money or does any act which requires payment of money, or incurs any expense, including reasonable attorney's fees, in instituting, prosecuting, and/or defending any action or proceeding to enforce the United States rights hereunder, the sum or sums so paid by the United States, with all interests, costs and damages will, at the election of the Bureau of Land Management, be deemed to be additional rental hereunder and will be due from the Lessee to the Bureau of Land Management on the first day of the month following such election.

V. Other Provisions

A. Nondiscrimination. The Lessee must at all times operate the described property and its appurtenant areas and its buildings and facilities, whether or not on the property, in full compliance with Title VI of the Civil Rights Act of 1964 and all requirements imposed by or pursuant to the regulations issued thereunder by the Department of the Interior and in effect on the date this lease is granted to the end that no person in the United States will, on the grounds of race, sex, color, religion, or national origin, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any of the programs or activities provided thereon.

B. Termination and Suspension.

1. **General.** For purposes of this lease, termination and suspension refer to the cessation of uses and privileges under the lease.

   "Termination" refers to an action by the Authorized Officer to end the lease because of noncompliance with any of the prescribed terms, abandonment, or for reasons in the public interest. Termination also occurs when, by the terms of the lease, a fixed or agreed upon condition, event, or time occurs. For example, the lease terminates at expiration. Termination ends the Lessee's right to use the public land for communication purposes.

   "Suspension" is a temporary action and the privileges may be restored upon the occurrence of prescribed actions or conditions.

2. This lease may be suspended or terminated upon breach of any of the terms or conditions herein or upon nonuse, or when in the public interest. Nonuse refers to a failure to operate consistently the facilities on the property for any period during the term in excess of 180 days. When suspended or terminated in the public interest, the Lessee will be compensated subject to the availability of appropriated funds. Compensation will be based upon the initial cost of improvements located on the lease, less depreciation as allocated over the life of the improvements as evidenced by the Lessee's Federal tax amortization schedules.

3. Except in emergencies, or in case of nonuse, the Authorized Officer will give the Lessee written notice of the grounds for termination or suspension and a reasonable time, not to exceed 90 days, to complete the corrective action. After the prescribed period, the Bureau of Land Management is entitled to such remedies as are provided herein.

4. Any discretionary decisions or determinations by the Authorized Officer on termination or suspension are subject to appeal in accordance with the regulation in Title 43, Code of Federal Regulations.

C. Restoration

1. In the event the Authorized Officer decides not to issue a new lease, or the Lessee does not desire a new lease, the Lessee must, prior to the termination of this lease, restore and stabilize the site to the satisfaction of the Authorized Officer.

2. In the event this lease is terminated for noncompliance, the Lessee must remove all structures and improvements within a reasonable period as determined by the Authorized Officer, except those owned by the United States, and must restore the site as nearly as reasonably possible to its original condition unless this requirement is otherwise waived in writing by the Authorized Officer.

3. If the Lessee fails to remove all structures or improvements within the prescribed period, they will become the property of the United States and may be sold, destroyed, or otherwise disposed of without any liability to the United States.

D. Members of Congress. No member of or Delegate to Congress or Resident Commissioner may benefit from this lease either directly or indirectly, except when the lease provides a general benefit to a corporation.

E. Reservations. This lease is granted subject to the following reservations by the United States:

1. The right to all natural resource products now or hereafter located on the property unless stated otherwise herein, and the right to obtain, utilize, or dispose of such resources insofar as the rights and possession of the Lessee are not unreasonably affected.

2. The right to modify the communications site plan as deemed necessary.

3. The right to enter upon the lease and inspect all facilities to assure compliance with the conditions of this lease.

4. The right of the United States to use or to authorize the use of the property for compatible uses, including the subsurface and air space.

In the event of any conflict between any of the preceding printed clauses or any provisions thereof and any of the following clauses or any provision thereof, the preceding printed clauses control.

User note: Additional conditions may be added as an exhibit to address special concerns.

(Continued on reverse)

ACCEPTED this 13 day of August, 1997, I, the undersigned have read, understand and accept the terms and conditions of this lease.

[signature] V.P.
(Lessee)

User Note: If a corporation is the Lessee, the title of the duly authorized official signing on behalf of the corporation should be added to the signature block.

IN WITNESS WHEREOF, the Bureau of Land Management, by its Authorized Officer, has executed this lease on the day and year first written above.

UNITED STATES OF AMERICA

[signature]
(Signature of Authorized Officer)

Assistant District Manager, Non-Renewable Resour
(Title of Authorized Officer)

Mark R. Chatterton
(Printed Name of Authorized Officer)

August 25, 1997
(Date)

Exhibit B
Stipulations
N-60841

Legal Description:

Mount Diablo Meridian, Nevada
T. 22 S., R., 60 E.,
Sec. 26, W½NE¼NW¼NW¼,
S½NW¼NW¼NW¼,
SW¼NW¼NW¼,
W½SE¼NW¼NW¼,
NW¼NW¼NW¼NW¼.
Consisting of 27.5 acres

1. Holder shall conduct all activities associated with construction, operation, and termination of this right-of-way within its authorized limits.

2. Any cultural and/or paleontological resources (historic or prehistoric site or object) are discovered by the Holder, or any person working on his behalf, on public on Federal land shall be immediately reported to the Authorized Officer. Holder shall suspend all operations in the immediate area of such discovery until written authorization to proceed is issued by the Authorized Officer. An evaluation of the discovery will be made by the Authorized Officer to determine appropriate actions to prevent the loss of significant cultural or scientific values. The Holder will be responsible for the cost of evaluation and any decision as to proper mitigation measures will be made by the Authorized Officer after consulting with the Holder. Holder shall be responsible for the resultant mitigation costs.

3. Land surface treatment for areas previously disturbed: Following excavation, trenches will be backfilled with the excavated soil. The soil will be distributed and contoured evenly over the surface of the disturbed area. The soil surface will be left rough to help reduce potential wind erosion.

4. Land surface treatment for areas previously undisturbed: Strip the top six inches of soil material with associated plant material over all surfaces to be disturbed by construction. Stockpile this material along the course of construction (inside the right-of-way). At the conclusion, including trench backfilling and compaction, replace the stockpiled soil with plant debris uniformly back on the surface of the disturbed area.

5. Holder shall not violate applicable air and water quality standards or related facility siting standards established by or pursuant to applicable Federal and State law.

   The Holder shall furnish and apply water, chemicals (with prior approval of the Authorized Officer) or use other means satisfactory to the Authorized Officer for dust control.

6. Holder will comply with the terms and conditions of the Biological Opinion, File No. 1-5-96-F-23R, on file at the Bureau of Land Management, Las Vegas District Office.

   a. Applicants <u>may voluntarily choose</u> to search for and remove tortoises from lands to be disturbed. Applicants who choose to voluntarily search and remove tortoises shall contract or appoint a qualified individual to oversee the process. Only individuals trained to handle desert tortoises in accordance with U.S. Fish and Wildlife Service (FWS) approved guidelines shall be authorized to handle desert tortoises unless they are in imminent danger. Currently, the FWS approved handling guidelines are described in *Guidelines for Handling Desert Tortoises During Construction Projects*, Desert

Tortoise Council, 1994. For tortoise removals, the applicant shall make arrangements with Clark County's tortoise pick-up service (702/593-9027) at least 10 days prior to the commencement of tortoise collection.

Tortoises shall not be placed on private lands or lands under management by an agency other than the Bureau of Land Management (BLM) without written permission of the landowner of agency. Results of the tortoise removal will be reported to the Authorized Officer on Form 2, Optional Tortoise Removal Form.

b. If a tortoise is in immminent danger with immediate death or injury likely (such as from an approaching vehicle or equipment), and the tortoise has been given the opportunity to move but has withdrawn in its shell and is not moving, on site personnel may capture the tortoise and place it in a clean unused cardboard box or similar container. The Clark County tortoise pick-up service, mentioned above, shall be notified immediately. The contained tortoise will be held in the shade or temperature-controlled environment until removed by the pick-up service.

c. If the applicant desires, tortoises encountered during construction may be moved out of harm's way to adjacent habitat in accordance with FWS approved protocol described above. If adjacent habitat is not available, arrangements must be made with the Clark County pick-up service for disposition of collected tortoises. Tortoises shall only be moved to adjacent habitat during the period of March 1 through October 31. Between November 1 and March 1, tortoises shall be deposited with the Clark Count pick-up service (702/593-9027).

Tortoises shall not be placed on private lands or lands under management by an agency other than the BLM without written permission of the landowner or agency. Results of the tortoise removal will be reported to Authorized Officer on Form 2, Optional Tortoise Removal Form.

d. Holder will pay off-site mitigation (fees) of $550 per acre of surface disturbance to the Desert Tortoise Habitat Conservation Fund (702/730-9999)administered by Clark County, for all projects that are outside of the "exclusionary zone". An exception is that there is no mitigation fees for projects impacting less than 0.25 acres.

Payment by certified check or money order payable to Clark County and delivered to:

Clark County
Department of Administrative Services
500 South Grand Central Parkway
P.O. Box 551712
Las Vegas, NV 89155-1712

The payment shall be accompanied by a cover letter from the payee that identifies the following information:

1) the project name, biological opinion number, BLM case serial number, and payee's name, address, and telephone number; and

2) the amount of payment enclosed, and the number of the check or money order.

The project proponent or Holder may receive credit for payment of these fees and deduct such costs from desert tortoise impact fees

charged by local government entities.

e. Upon locating a dead, injured, or sick endangered or threatened species, Holder shall notify the U.S. Fish and Wildlife Service, Division of Law Enforcement (FWSLE) in Las Vegas, Nevada at (702) 388-6380. Take care in handling sick or injured desert tortoises to ensure effective treatment and care of the handling of dead specimens to preserve biological material in the best possible state for later analysis of cause of death. In conjunction with the care of sick of injured desert tortoises or preservation of biological materials from a dead animal, the Holder is responsible to perform instructions provided by the FWSLE to ensure that evidence intrinsic to the specimen is not unnecessarily disturbed.

f. Sick or injured desert tortoises shall be delivered to any qualified veterinarian for appropriate treatment or disposal. Dead desert tortoises suitable for preparation as museum specimens shall be frozen immediately and provided to an institution (per their instructions) holding appropriate Federal and State permits. Should no institutions want the desert tortoise specimens, or if it is determined that they are too damaged (crushed, spoiled, etc.) for preparation as a museum specimen, than they shall be buried away from the project area or cremated, upon authorization by the FWSLE. The Holder/permitee shall bear the cost of any required treatment of injured desert tortoises, euthanasia of sick desert tortoises, or cremation of dead desert tortoises. Sick or injured desert tortoises that are treated by a veterinarian and survive shall be transferred as directed by the FWS.

7. Holder shall construct, maintain, operate and/or modify structures and facilities as directed by the District Manager to protect and minimize adverse effects upon raptors and other wildlife.

8. Holder shall report wildlife fatalities, including raptor electrocutions, that are discovered or near project facilities.

9. During excavation, backfilling, and contouring, the disturbed soil should be wetted sufficiently in order to effectively reduce airborne dust and reduce soil erosion.

10. The Holder shall be responsible for weed control on disturbed areas within the limits of the right-of-way. The Holder is responsible for consultation with the Authorized Officer and/or local authorities for acceptable weed control methods within limits imposed in the grant stipulations.

11. Use of pesticides shall comply with the applicable Federal and state laws. Pesticides shall be used only in accordance with their registered uses and within limitations imposed by the Secretary of the Interior. Prior to the use of pesticides, the Holder shall obtain from the Authorized Officer written approval of a plan showing the type and quantity of material to be used, pest(s) to be controlled, method of application location of storage and disposal of containers and any other information deemed necessary by the Authorized Officer. The plan must provide the type and quantity of material to be used; the pest, insect, storage and disposal of containers; and other information that the Authorized Officer may require. The plan shall be submitted no later than December 1 of any calendar year that covers the proposed activities for the next fiscal year.

    Pesticides shall not be permanently stored on public lands authorized for use under this grant.

12. Construction sites shall be maintained in a sanitary condition at all times; waste materials at those sites shall be disposed of promptly at an approved waste disposal site. "Waste" means all discarded matter

including, but not limited to, human waste, trash, garbage, refuse, oil drums, construction waste, petroleum products, ashes and equipment.

13. Holder agrees to indemnify the United States against any liability arising from the release of any hazardous substance or hazardous waste (as these terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq. or the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.) on this right-of-way. This agreement applies without regard to whether a release is caused by the Holder/permitee, their agent, or unrelated third parties.

14. The Holder shall comply with all applicable Federal laws and regulations existing or hereafter enacted or promulgated. In any event, Holder/permitee shall comply with the Toxic Substances Control Act of 1976, as amended (15 U.S.C. 2601, et seq.) with regard to any toxic substances that are used, generated by or stored on the right-of-way or on facilities authorized under this right-of-way grant (See 40 CFR, Part 702-799 and especially, provisions on polychlorinated biphenyls, 40 CFR 761.1-761.193.)

15. Holder shall report any release of hazardous substances (leaks, spills, etc.) in excess of the reportable quantity established by 40 CFR, Part 117 as required by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, Section 102b. A copy of any report required or requested by any Federal agency or State government as a result of a reportable release of spill of any toxic substances shall be furnished to the Authorized Officer concurrent with the filing of the reports to the involved Federal agency or State government.

16. Holder shall immediately notify the Authorized Officer of any release of hazardous substances, toxic substances, or hazardous waste on or near the area authorized by this right-of-way.

17. Holder shall maintain the right-of-way in a safe, useable condition, as directed by the Authorized Officer. A regular maintenance program shall include, but is not limited to, soil stabilization.

18. Holder shall provide the Authorized Officer with a final as-built Arc/Info compatible export file or a corrected Global Positioning System survey file on a 3.5 DOS formatted diskette delineating the centerline of this linear right-of-way or boundary of the site use area. All files shall be in the NAD 27 datum and shall have the appropriate metadata delineating how the data were collected, when the data was collected, who collected the data, and other pertinent information. This information shall be submitted to the Assistant District Manager for Renewable Resources at the Las Vegas District of the Bureau of Land Management.

19. Holder shall submit evidence of concurrence for the proposed action from all current right-of-way holders on the subject land prior to a Notice to Proceed being issued by the Authorized Officer of the BLM.

20. Holder shall submit a copy of the FCC license prior to a Notice to Proceed bring issued by the Authorized Officer of the BLM.

21. Holder shall submit a copy of Clark County's zoning variance to the Authorized Officer of the BLM prior to a Notice to Proceed being issued by the Authorized Officer of the BLM.

22. Holder will submit evidence of payment in the amount of $15,125 ($550.00 X 27.5 acres) to the Desert Tortoise Habitat Conservation Fund #730-9999-2315, administered by Clark County. Payment shall be by certified check or money order payable to Clark County and delivered to:

Clark County Department of Administrative Services
500 S. Grand Central Parkway - Suite 3012
P.O. Box 551741
Las Vegas, NV 89155-1741
(702) 455-3530

Payment shall be accompanied by a cover letter from the payee that includes the information in Attachment 2 of Form 1.

A copy of the cover letter and a receipt from Clark County or copy of the check shall be provided to the BLM before the proposed action is approved.

23. Holder shall follow the aerial site design submitted to the BLM in March, 1997, and to the Installation Site Data Form information as submitted on 4/22/96.

Holder: [signature] Date: 8-18-97

KNEWS BCST Inc.

Joseph W. McMurray
Print Name

EXHIBIT B

(Legal Description of the Premises)

Mount Diablo Meridian, Nevada

T. 22 S., R., 60 E.,

Section 26, W½NE¼NW¼NW¼,
S½NW¼NW¼NW¼,
SW¼NW¼NW¼,
W½SE¼NW¼NW¼,
NW¼NW¼NW¼NW¼

Consisting of 27.5 acres.

Subject to restrictions, reservations, encumbrances and easements of record.

EXHIBIT C

FORM OF CONFIRMATION OF EFFECTIVE DATE

THIS CONFIRMATION OF EFFECTIVE DATE is made by and between K-NEWS Broadcasting, Inc. (Lessor) and Nevada Media Group, Inc. (Lessee) in respect of that Rental Agreement between them dated as of July 15, 2000.

The parties acknowledge that the Effective Date, as defined in the Rental Agreement above described, is _______________, 2000.

IN WITNESS WHEREOF, the parties hereto have executed this Confirmation of Effective Date as of the latest of the dates set forth opposite their signatures below.

K-NEWS Broadcasting, Inc.

Date:____________ By:____________________
Robert A. Bernstein, President

Nevada Media Group, Inc.

Date:____________ By:____________________
Ronald Cohen, President

EXHIBIT D

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into as of the _____ day of __________, ______, among ______________________, a ___________________, having an address at ______________________ ("**Mortgagee**"), K-NEWS Broadcasting, Inc., having a business address at 4600 Madison, Suite 1500, Kansas City, Missouri 64112 ("**Lessor**"), and Nevada Media Group, Inc., a Nevada corporation, having an address at 4800 N. Central Avenue, Phoenix, Arizona 85012 ("**Lessee**").

RECITALS

1. Mortgagee has made or has agreed to make a loan to the Lessor, said loan being secured by a mortgage or deed of trust ("**Mortgage**") covering the real estate described in Exhibit A hereto attached and hereby made a part hereof ("**Premises**");

2. Lessee leases the Premises from Lessor pursuant to that certain Rental Agreement between Lessor and Lessee dated July 15, 2000 ("**Rental Agreement**");

3. The parties hereto desire to set forth their agreement as to their respective rights and priorities in connection with said Mortgage.

NOW, THEREFORE, in consideration of the Premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. The Rental Agreement is and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

2. Lessee agrees that it will attorn to and recognize either a purchaser at a foreclosure sale under the Mortgage or a transferee who acquires the Premises by deed in lieu of foreclosure as Lessee's Lessor for the unexpired balance (and any extensions, if exercised) of the term of said Rental Agreement upon the same terms and conditions set forth in the Rental Agreement.

3. As long as Lessee is not in default beyond any cure period provided in the Rental Agreement in either the payment of Rent or in the performance of any of the terms, covenants, or conditions of the Rental Agreement on Lessee's part to be performed, Lessee's possession of the Premises leased to it and Lessee's rights and privileges under the Rental Agreement, including any extension and renewal rights which may be effected in accordance with any option thereof in the Rental Agreement, shall not be diminished or interfered with by Mortgagee, and the Lessee's occupancy of the Premises and rights under the Rental Agreement

shall not be disturbed by the Mortgagee for any reason whatsoever during the term of the Rental Agreement or any such extensions or renewals thereof.

4. In the event that it should become necessary to foreclose the Mortgage, and so long as Lessee is not in default under any of the terms, covenants, or conditions of said Rental Agreement beyond any cure period provided in the Rental Agreement, Mortgagee will neither terminate the Rental Agreement through foreclosure sale or by deed in lieu thereof nor join Lessee in summary or foreclosure proceedings nor disturb the quiet enjoyment or peaceable possession of Lessee under the Rental Agreement.

5. If Mortgagee or any purchaser at a foreclosure sale or any transferee who acquires the Premises by deed in lieu of foreclosure shall succeed to the interest of Lessor under the Rental Agreement, Mortgagee and any such purchaser or transferee agrees to be bound to Lessee under all of the terms, covenants and conditions of the Rental Agreement, and Lessee shall thereafter have the same remedies against Mortgagee or such purchaser or transferee for any breach or noncompliance with any provision in the Rental Agreement that Lessee might have had under the Rental Agreement against Lessor if Mortgagee or such purchaser or transferee had not succeeded to the interest of Lessor, provided that Mortgagee shall not be:

5.1 liable for any act or omission of any prior lessor (including Lessor); or

5.2 subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

5.3 bound by any Rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor).

6. Nothing herein shall obligate Lessee to pay Rent or otherwise attorn to Mortgagee or to any purchaser or transferee pursuant to Section 2, until Lessee receives written notice from Mortgagee.

7. Lessee shall promptly notify Mortgagee of the occurrence of any default or event of default by Lessor under the Rental Agreement or any event which with the giving of notice or passage of time could become an event of default.

8. Mortgagee shall apply any casualty or condemnation proceeds to the restoration of the Building and Premises, notwithstanding anything to the contrary that may be contained in the Mortgage.

9. Mortgagee agrees that neither the Mortgage nor any other security instrument executed in connection therewith shall cover or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property or equipment at any time furnished or installed by or for Lessee or its sublessees or licensees on or within the Premises, regardless of the manner or mode of attachment thereof.

any time furnished or installed by or for Lessee or its sublessees or licensees on or within the Premises, regardless of the manner or mode of attachment thereof.

10. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

11. This Agreement may be executed in separate counterparts all of which shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

MORTGAGEE:

____

By:___________________________
Title:_________________________

LESSOR:

K-NEWS Broadcasting, Inc.

By:___________________________
Title:_________________________

LESSEE:

Nevada Media Group, Inc.

By:___________________________
Title:_________________________

[ACKNOWLEDGMENTS]

EXHIBIT E

MEMORANDUM OF RENTAL AGREEMENT

THIS MEMORANDUM OF RENTAL AGREEMENT is made and entered into this _____ day of __________________, _____, by and between Fossil Properties, LLC, having an address at 4600 Madison, Suite 1500, Kansas City, Missouri 64112, as lessor (hereinafter called "**Lessor**"), and Nevada Media Group, Inc., a Nevada corporation, having a place of business at 4800 N. Central Avenue, Phoenix, Arizona 85012 (hereinafter called "**Lessee**").

RECITALS

That in consideration of the sum of One Dollar ($1.00) and such other good and valuable consideration which is more fully described and set forth in that certain Rental Agreement between Lessor and Lessee dated ________________________, _____ ("**Rental Agreement**"). Lessor has agreed to demise and let and hereby does demise and let to Lessee and Lessee has agreed to lease and take and hereby does lease and take from Lessor, upon and subject to the terms and conditions of said Rental Agreement, those certain premises situated in the __________ of ________________, County of ________________ and State of ______________________, legally described as follows:

The Rental Agreement is for a term of ________________ (______) years commencing on ____________________, _____, and ending on ________________, _____, and Lessee is given the following options therein and thereby: (a) to extend the term of the Rental Agreement for ________________ (____) additional periods of ________ (______) years each, and (b) ____.

It is understood that the purpose of this instrument is to create of record a leasehold estate, the terms and conditions of which, other than as the same are set forth herein, are contained in the Rental Agreement referred to above, which said Rental Agreement and any and all amendments thereto are, by this reference, made a part hereof the same as fully rewritten herein.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Rental Agreement as of the day and year first above written.

LESSOR:

K-NEWS Broadcasting, Inc.

By: ______________________________
Title: _____________________________

LESSEE:

Nevada Media Group, Inc.

By: ______________________________
Title: _____________________________

[ACKNOWLEDGMENTS]